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                                                                    EXHIBIT 10.L

                        PURCHASE AND ASSUMPTION AGREEMENT

                                  BY AND AMONG

                     THE PRUDENTIAL BANK AND TRUST COMPANY,

                       THE PRUDENTIAL SAVINGS BANK, F.S.B.

                                       AND

                        CITY NATIONAL BANK OF NEW JERSEY

                        PURCHASE AND ASSUMPTION AGREEMENT

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                                Table of Contents

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                                                                                                                     Page

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ARTICLE I.A    DEFINITIONS..................................................................................          5

ARTICLE I      TRANSFER OF ASSETS AND LIABILITIES...........................................................          5

Section 1.1    Transferred Assets...........................................................................          5
Section 1.2    Consideration and Purchase Price.............................................................          7
Section 1.3    Deposit Liabilities..........................................................................          8
Section 1.4    Employee Matters.............................................................................         11
Section 1.5    Records and Data Processing..................................................................         11
Section 1.6    Taxes and Fees; Proration of Certain Expenses................................................         11
Section 1.7    Form 8594....................................................................................         12

ARTICLE II     CLOSING AND EFFECTIVE TIME...................................................................         12

Section 2.1    Effective Time...............................................................................         12
Section 2.2    Closing......................................................................................         12
Section 2.3    Post-Closing Adjustments.....................................................................         14

ARTICLE III    INDEMNIFICATION..............................................................................         16

Section 3.1    Seller's Indemnification of Purchaser........................................................         16
Section 3.2    Purchaser's Indemnification of Seller........................................................         16
Section 3.3    Indemnification Procedure....................................................................         17
Section 3.4    Limitations on Indemnification...............................................................         18
Section 3.5    Exclusivity of Indemnification Provision.....................................................         19
Section 3.6    Survival of Representations and Warranties...................................................         19
Section 3.7    Survival of Claims for Indemnification.......................................................         19

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................         20

Section 4.1    Corporation Organization.....................................................................         20
Section 4.2    No Violation.................................................................................         20
Section 4.3    Corporate Authority..........................................................................         20
Section 4.4    Enforceable Agreement........................................................................         21
Section 4.5    No Brokers...................................................................................         21
Section 4.6    True Statement...............................................................................         21
Section 4.7    No Suits or Proceedings......................................................................         21
Section 4.8    Liens........................................................................................         21
Section 4.9    Deposit Accounts and Liabilities.............................................................         22
Section 4.10   No Other Liabilities.........................................................................         22
Section 4.11   Records......................................................................................         23
Section 4.12   Individual Retirement Accounts...............................................................         23
Section 4.13   Limitation of Representations and Warranties.................................................         23

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................         23

Section 5.1    Corporate Organization.......................................................................         23
Section 5.2    No Violation.................................................................................         23
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Section 5.3    Corporate Authority..........................................................................         24
Section 5.4    Enforceable Agreement........................................................................         24
Section 5.5    No Brokers...................................................................................         24
Section 5.6    True Statement...............................................................................         24
Section 5.7    No Suits or Proceedings......................................................................         24
Section 5.8    Limitation of Representations and Warranties.................................................         24

ARTICLE VI     OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME.....................................         25

Section 6.1    Full Access..................................................................................         25
Section 6.2    Delivery of Magnetic Media Records...........................................................         25
Section 6.3    Application for Approval to Effect Purchase of Assets and Assumption of Liabilities..........         25
Section 6.4    Conduct of Business; Maintenance of Properties...............................................         26
Section 6.5    No Solicitation by Seller....................................................................         26
Section 6.6    Further Actions..............................................................................         26
Section 6.7    Public Announcements.........................................................................         27
Section 6.8    Tax Reporting................................................................................         27
Section 6.9    Transition Period............................................................................         27
Section 6.10   Processing of Closed Accounts................................................................         27
Section 6.11   Dormant Account Assistance...................................................................         27

ARTICLE VII    CONDITIONS TO PURCHASER'S OBLIGATIONS........................................................         28

Section 7.1    Representations and Warranties True..........................................................         28
Section 7.2    Obligations Performed........................................................................         28
Section 7.3    No Adverse Litigation........................................................................         28
Section 7.4    Regulatory Approval..........................................................................         28

ARTICLE VIII   CONDITIONS TO SELLER'S OBLIGATIONS...........................................................         28

Section 8.1    Representations and Warranties True..........................................................         29
Section 8.2    Obligations Performed........................................................................         29
Section 8.3    No Adverse Litigation........................................................................         29
Section 8.4    Regulatory Approval..........................................................................         29

ARTICLE IX     TERMINATION..................................................................................         29

Section 9.1    Methods of Termination.......................................................................         29
Section 9.2    Procedure Upon Termination...................................................................         30
Section 9.3    Payment of Expenses..........................................................................         31

ARTICLE X      MISCELLANEOUS PROVISIONS.....................................................................         31

Section 10.1   Amendment and Modification...................................................................         31
Section 10.2   Waiver of Extension..........................................................................         31
Section 10.3   Assignment...................................................................................         31
Section 10.4   Addresses for Notices, Etc...................................................................         32
Section 10.5   Counterparts.................................................................................         33
Section 10.6   Headings.....................................................................................         33
Section 10.7   Governing Law................................................................................         33
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Section 10.8   Sole Agreement...............................................................................         33
Section 10.9   Severability.................................................................................         33
Section 10.10  Parties in Interest..........................................................................         33
Section 10.11  No Third Party Beneficiaries.................................................................         33
Section 10.12  Consent to Jurisdiction......................................................................         34
Section 10.13  Interpretations..............................................................................         34
Section 10.14  Enforcement of Agreement.....................................................................         34
Section 10.15  Severability.................................................................................         35
Section 10.16  Waiver of Punitive and Other Losses and Jury Trial...........................................         35
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                        PURCHASE AND ASSUMPTION AGREEMENT

         THIS PURCHASE AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of March 31, 2004, is entered into by and among THE PRUDENTIAL BANK AND TRUST COMPANY, a Georgia state bank having its principal offices in Atlanta, Georgia ("PBT"), and THE PRUDENTIAL SAVINGS BANK, F.S.B., a federal savings bank having its principal offices in Atlanta, Georgia ("PSB"); and CITY NATIONAL BANK OF NEW JERSEY, a national banking association having its principal offices in Newark, New Jersey ("Purchaser").

                                  WITNESSETH:

         WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, certain deposit assets and certain deposit liabilities;

         WHEREAS, Purchaser wishes to buy such deposit assets and assume such deposit liabilities upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                                   ARTICLE I.A
                                   DEFINITIONS

         Capitalized terms not otherwise defined herein are defined in Appendix A hereto. References in this Agreement to Seller mean each of PBT and PSB individually, or PBT and PSB collectively as indicated by the context. For example, when it is stated in this Agreement that "Seller" will sell and deliver to Purchaser a particular Asset, such reference means that each of PBT and PSB will sell and deliver the corresponding Asset owned by it. Likewise, each of the representations and warranties of Seller provided herein are provided individually by each of PBT and PSB with respect to itself and its Assets and business, unless otherwise indicated.

                                    ARTICLE I
                   TRANSFER OF ASSETS AND DEPOSIT LIABILITIES

Section 1.1 Transferred Assets. Subject to the terms and conditions of this Agreement, and as of the Effective Time, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase from Seller, the following (collectively referred to as the "Assets"):

         (a) A sum of money equal to the Net Non-Equity CD Cash and the Equity CD Cash, as calculated pursuant to Appendix B hereto.

         (b) A sum of money equal to the Net Active MMDA Cash and the Dormant MMDA Cash, as calculated pursuant to Appendix B hereto. It is the intention of the Parties to this Agreement that the amounts to be delivered by Seller to Purchaser

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                  under these Sections 1.1(a) and 1.1(b) shall be calculated as set forth in the example "Funds to be Transferred" calculations shown on Appendix B of this Agreement. Specifically, the Parties intend that the Pro Forma CNB Rate (associated with footnote 1 of Appendix B) shall be selected so as to yield a 2.10% Total Cost of CD's and MMDA's. The attached Appendix B is for illustrative purposes only and may not reflect actual Deposit Account information as of the signing of this Agreement, the Closing Date or any other period.

         (c) (i) All books, records, files and other documentation in the possession of Seller directly relating to the Deposit Accounts, including, without limitation, all signature cards and Deposit Contracts between Seller and the Depositors, and records of similar character, subject to the limitations stated below in this Section 1.1(c) (all of the foregoing is referred to herein as the "Records").

                  (ii) Purchaser understands and acknowledges that (A) certain of the Records may be available only in the form of photocopies, film copies, or other non-original or non-paper media; (B) the Records shall not include any records, documentation or information whatsoever relating to deposit accounts that are not being sold to Purchaser under this Agreement, provided that Seller shall transfer to Purchaser such records related to Closed Accounts as are described and provided for Section 6.10 and Exhibit 6.10 with respect to Purchaser's servicing of the Closed Accounts; and (C) for open Time Deposits or open MMDA Deposits for which Seller has no paper account application and/or signature card in its file, the Records shall include only a paper copy of the application and/or signature card produced by Seller from microfilmed documents in Seller's file.

                  (iii) The Records also shall not include any check (originals or copies) relating to Deposit Accounts except in those cases where Seller has the paper original or a paper copy of such check in its files. If after the Effective Time Purchaser needs a copy of any check that was, prior to the Effective Time, drawn on or deposited to a Deposit Account sold to Purchaser under this Agreement, Purchaser may request a copy of such check from Seller. If Seller has a microfilm, CD ROM or other copy of the requested check, Seller will deliver such check copy to Purchaser within a reasonable time after Purchaser's request.

                  (iv) The Parties agree and acknowledge, that for all purposes in this Agreement, including, without limitation, Seller's representations and warranties with respect to the Records and the completeness of the Records, and Seller's obligation to deliver the Records to Purchaser, the "Records" do not include the documents, checks or other items or records that subsections (ii) and (iii) of this Section 1.1(c) provide will not or may not be included in the Records, and the Parties further acknowledge and agree that for all purposes in this Agreement the Records shall be limited as to form as provided in this Section 1.1(c).

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         (d)      All of Seller's rights, ownership, and interest in and
                  relating to the Time Deposits and the MMDA Deposits as of the Closing Date, including, without limitation, the deposit account relationship with the applicable Depositor (all of the foregoing is referred to herein as the "Deposit Accounts"). The Deposit Accounts shall not include: (i) deposits which cannot lawfully be transferred; (ii) Seller's cashier checks or interest checks issued prior to the Closing Date; or (iii) closed deposit accounts.

Section 1.2 Consideration and Purchase Price

         (a) As consideration for the Assets, Purchaser shall pay Seller a purchase price equal to two and three-quarters percent (2.75%) of the total outstanding balances of Active MMDA's (the "MMDA Premium") as of the Effective Time and as adjusted under
                  Section 2.3 of this Agreement.

         (b) As additional consideration for the Assets, Purchaser shall assume, as of the Effective Time, all of the Deposit Accounts and the related Deposit Liabilities (including all accrued interest relating thereto); provided, that any cash items paid by Seller and not cleared prior to the Effective Time shall be the responsibility of Seller, subject to the terms of Section
                  1.3 below.

         (c) Purchaser will, as of the Effective Time, (i) become the custodian for the IRA's identified in Exhibit 4.12; (ii) assume all duties and obligations of a custodian of individual retirement accounts; and (iii) accept the assignment from Seller to Purchaser of the custodial agreements between Seller and Depositors with respect to such IRA's.

         (d) Attached hereto as part of Exhibit 1.2(d) is a Balance Sheet dated as of March 31, 2004 (the "Balance Sheet"), prepared in accordance with banking regulations and generally accepted accounting principles consistently applied ("GAAP"), reflecting the total outstanding balances of Active MMDA's, total accrued but unpaid interest on the Active MMDA's, Active MMDA Cash, dollar amount of the MMDA Premium, Net Active MMDA Cash, total outstanding balances of Non-Equity CD's, total accrued but unpaid interest on Non-Equity CD's, Non-Equity CD Cash, Net Discount (including the Discount and the Adjustment to Discount), Net Non-Equity CD Cash, total outstanding balance of Equity CD's, total accrued but unpaid interest on the Equity CD's, Equity CD Cash, total outstanding balance of Dormant MMDA's, total accrued but unpaid interest on the Dormant MMDA's, Dormant MMDA Cash, and Net Cash to Purchaser related to all Deposit Accounts, all as of March 31, 2004. Notwithstanding the foregoing, the Balance Sheet dated as of March 31, 2004 will not include information on the Dormant MMDA's, but this information will be included in the Pre-Closing Balance Sheet, Preliminary Post-Closing Balance Sheet, and the Final Post-Closing Balance Sheet delivered pursuant to this Agreement. The Balance Sheet shall include, as a separate exhibit thereto, a statement of the total

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                  number of Deposit accounts, a list containing each Time
                  Deposit and each MMDA Deposit, each identified by account number, along with the corresponding balance and maturity date of such each Time Deposit and MMDA Deposit, and specifying which of the Deposit Accounts are insured under the Bank Insurance Fund (BIF) and which Deposit Accounts are insured under the Savings Association Insurance Fund (SAIF) (the "Deposit Data"). Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet"), in accordance with GAAP, as of a date not earlier than 30 calendar days prior to the Effective Time anticipated by the Parties (the "Pre-Closing Balance Sheet Date"), reflecting the information included in the Balance Sheet, but updated as of the Pre-Closing Balance Sheet Date. The Pre-Closing Balance Sheet shall be based upon the Balance Sheet with any additions, deletions and adjustments following the date of the Balance Sheet to be made in accordance with the terms herewith. Seller shall deliver the Pre-Closing Balance Sheet to Purchaser no later than ten (10) days prior to the Effective Time for Purchaser's review. If Purchaser reasonably disputes any items set forth thereon, then the Parties shall use their best efforts to mutually agree on a method to resolve any disputed items. When the Pre-Closing Balance Sheet is reasonably acceptable to Seller and Purchaser, then Seller will pay to Purchaser at the Closing (as defined in Section 2.1 hereof), in immediately available funds, an amount equal to the Net Cash to Purchaser related to all Deposit Accounts as reflected on the Pre-Closing Balance Sheet. Amounts paid at Closing shall be subject to subsequent adjustment based on the Final Post-Closing Balance Sheet (as defined in Section 2.3 hereof) as provided in Section 2.3 hereof.

                  The Balance Sheet, Pre-Closing Balance Sheet, Preliminary Post-Closing Balance Sheet, and Final Post-Closing Balance Sheet shall all be prepared in the form of Exhibit 1.2(d) of this Agreement and shall include the Deposit Data as a separate exhibit to such balance sheet.

Section 1.3.  Deposit Liabilities

         (a) "Deposit Liabilities" shall mean all of Seller's duties, obligations and liabilities relating to the Deposit Accounts, including, without limitation, all duties, obligations and liabilities arising out of the account advertising and opening process, and account maintenance and servicing; subject, however, to Seller's indemnification obligations in Article
                  III. It is the intention of the Parties that Purchaser shall be indemnified by Seller for Losses arising from the Deposit Liabilities as provided (and on the terms stated) in Article III.

         (b) Except for those liabilities and obligations specifically assumed by Purchaser under Section 1.2 above, Purchaser is not assuming any other liabilities or obligations.

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         (c)      Seller does not represent or warrant that any Depositors whose
                  Deposit Accounts are assumed by the Purchaser will become or continue to be customers of Purchaser after the Effective
                  Time.

         (d) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by Depositors with respect to the Deposit Accounts, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the Depositors with respect to the Deposit Accounts.

         (e) If, after the Effective Time, any Depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall forward to Purchaser any paper checks, drafts or withdrawal orders presented to it relating thereto, and Seller shall have no obligation to pay such items and shall have no liability for not paying such items. Notwithstanding the foregoing in this Section 1.3(e), Seller may in its discretion pay any properly drawn and executed check, draft or order presented for payment against an Account sold by Seller to Purchaser under this Agreement so long as Seller first receives written confirmation (which may be by telefacsimile) from Purchaser that there are sufficient funds in the depositor's account with Purchaser for payment of such item and that Purchaser desires that Seller pay such item. Purchaser hereby agrees that, upon such payments by Seller, Purchaser will reimburse Seller for such payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts or withdrawal orders and any such representations or warranties implied by law are hereby expressly disclaimed; provided, however, that Seller shall seek reimbursement for any breach of warranties or representations from a collecting bank if requested to do so by Purchaser and shall remit any proceeds obtained from any such claim to Purchaser. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and properly paid by Seller and drawn on or chargeable to the Deposit Accounts; provided, however, that Seller shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements.

         (f) Purchaser agrees, at its cost and expense, promptly after the Effective Time to (1) assign new account numbers to the Deposit Accounts, (2) notify such Depositors in a form and on a date mutually acceptable to Seller and Purchaser (which shall be after the Parties' receipt of all Regulatory Approvals for the transactions contemplated by this Agreement), of Purchaser's assumption of the Deposit Accounts and Deposit Liabilities, and (3) furnish such Depositors with checks on

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                  the forms of Purchaser and with instructions to utilize
                  Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. Seller will assist Purchaser with respect to the foregoing notices by providing Purchaser with a list of Depositors or mailing labels for the Depositors, as requested by Purchaser. (If Purchaser so elects, Purchaser may offer to buy from such Depositors their unused Seller check, draft and withdrawal order forms, in which case Purchaser shall destroy promptly any such repurchased items.) In addition, subsequent to Regulatory Approval, Seller will notify its affected customers by letter of the pending assignment of the Deposit Accounts to Purchaser, which notice shall be at Seller's cost and expense and shall be in a form mutually agreeable to Seller and Purchaser.

         (g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to a Deposit Account as of the Effective Time that are returned to Seller after the Effective Time.

         (h) As of the Effective Time, Purchaser will assume and discharge Seller's duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the Deposit Accounts and the Deposit Liabilities.

         (i) As of the Effective Time, Seller shall assign and transfer to Purchaser and Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all Records, subject to Seller's right of access to such Records as provided in this Agreement.

         (j) Seller will render a final account statement to each Depositor as to transactions occurring on each such Depositor's Deposit Accounts through the Effective Time, and will comply with all laws, rules and regulations regarding tax reporting of transactions of such Deposit Accounts until the Effective Time; provided, however, that Seller shall not be obligated to render a final statement on any account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

         (k) Purchaser will prepare and deliver to the applicable depositors all tax statements required with respect to all Deposit Accounts on which interest was paid by either Seller or Purchaser during 2004, in compliance with all laws, rules and regulations regarding tax reporting of transactions of such accounts. The conversion tapes delivered by Seller to Purchaser in connection with the Closing will include all information needed for Purchaser to prepare and deliver, on Seller's behalf, tax statements for Deposit Accounts on which Seller paid interest during 2004.

         (l) On the Closing Date, and for a period extending sixty (60) calendar days from the Closing Date (the "Transition Period"), Seller will promptly forward to Purchaser

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                  all items and correspondence, including without limitation, checks, returned items, customer correspondence, and automated clearing house ("ACH") items, related to Deposit Accounts which are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for forwarding such items, and will fax, electronically transmit, or overnight mail such data to Purchaser. Seller agrees that it promptly will return to the presenting party all items mistakenly routed or presented to Seller after the Transition Period. Seller agrees that it will maintain procedures and any personnel necessary to meet its obligations during the Transition Period. Purchaser shall provide written address and/or routing information to Seller for Seller's use in forwarding items and correspondence to Purchaser under this Section, and Seller shall be entitled to rely on such information provided by Purchaser.

Section 1.4  Employee Matters

         Purchaser does not hereby assume any liability of Seller to Seller's employees or consultants.

Section 1.5  Records and Data Processing

         (a) As of the Effective Time, Purchaser shall become responsible for maintaining the Records referred to in this Agreement. Purchaser will preserve and safekeep them as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. In the event that Purchaser desires to destroy any of the Records, Purchaser shall provide written notice to Seller of such proposed destruction of Records, specifying the types and classes of Records to be destroyed, at least sixty (60) days prior to the proposed date of destruction of such Records. If so requested by Seller, Purchaser will provide Seller with copies of such Records proposed to be destroyed, at Seller's expense.

         (b) After the Effective Time, Purchaser will permit Seller and its representatives, for reasonable cause, at Purchaser's business hours and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such Records as Seller deems reasonably necessary. It is understood by the Parties that certain of Seller's records, including certain of the Records, may be available only in the form of photocopies, film copies, or other non-original or non-paper media.

Section 1.6  Taxes and Fees; Proration of Certain Expenses

         Purchaser shall be responsible for the payment of all fees and taxes related to this transaction; except that (a) Purchaser shall not be responsible for, nor have any liability with respect to, any tax liability of Seller arising from the Deposit Accounts before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations before or after the Effective Time; (b) each of Purchaser and Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this

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Agreement and the transactions contemplated thereby; (c) Seller and Purchaser each shall pay any fees or charges, including attorneys' fees, applicable to its filing of applications or notices required for Regulatory Approval; (d) Purchaser shall be responsible for all FDIC insurance assessments or fees relating to its existing deposit accounts and relating to the Deposit Accounts after the Effective Time; (e) Seller shall be responsible for all FDIC insurance assessments relating to the Deposit Accounts prior to the Effective Time; (f) each of Seller and Purchaser shall be responsible for payment of its respective conversion costs and fees; and (g) as provided in Section 9.3 of this Agreement.

Section 1.7  Form 8594

         Seller and Purchaser, or its respective parent holding company in each case, agree to complete IRS Form 8594 in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and agree to provide the other Party with a copy of such Form prior to its filing with the Internal Revenue Service.

                                   ARTICLE II
                           CLOSING AND EFFECTIVE TIME

Section 2.1  Effective Time

         The purchase of Assets and assumption of Deposit Liabilities provided for in this Agreement shall occur at a closing (the "Closing") to be held at the offices of Seller in Atlanta, Georgia, at 9:00 a.m. local time on June 25, 2004; provided, however, that if all required Regulatory Approvals have not been received by such date or any statutory waiting period has not expired by such date, the Closing shall occur at 9:00 a.m. on a Friday that is not a federal holiday occurring after such Regulatory Approval and the expiration of any statutory waiting period, at such place, time and date on which the Parties shall mutually agree (the "Closing Date"). The effective time of the Closing (the "Effective Time") shall be 9:00 a.m., local time, on the Closing Date. Notwithstanding anything to the contrary in this Agreement, the Closing Date shall be no later than September 24, 2004, and if Regulatory Approval has not been received and all statutory waiting periods expired by such date, this Agreement shall be terminated as provided in Section 9.1(a) hereto.

Section 2.2  Closing

         (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

         (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or, in the case of subsection (b)(3) relating to the Records, make reasonably available to Purchaser:

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                  (1)      A Bill of Sale, in substantially the form attached
                           hereto as Exhibit 2.2(b)(1) the (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Assets and assigning to Purchaser the Deposit Liabilities;

                  (2) An Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.2(b)(2) (the "Assignment and Assumption Agreement"), assigning the Deposit Liabilities;

                  (3) The Records. It is understood that the Records will be delivered by Seller immediately following the Closing (which, pursuant to Section 2.1, shall be on a Friday) by an overnight courier for delivery on the day following the Closing;

                  (4) The Net Non-Equity CD Cash, Equity CD Cash, Net Active MMDA Cash, and the Dormant MMDA Cash, by wire transfer in immediately available funds, to an account of Purchaser (as designated by Purchaser in writing delivered to Seller at least three (3) days prior to the Closing), in the net amount shown as owing to Purchaser by Seller on the Closing Statement;

                  (5) A certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

                  (6) Such certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                  (7) A Closing Statement, substantially in the form attached hereto as Exhibit 2.2(b)(7), dated and calculated as of March 31, 2004 (the "Closing Statement").

         (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

                  (1)      The Assignment and Assumption Agreement;

                  (2) A certificate and receipt acknowledging the delivery and receipt of possession of the Assets referred to in this Agreement, provided that with respect to the Records, which Seller is not required to deliver at Closing but may deliver immediately following the Closing (which, pursuant to Section 2.1, shall be on a Friday) by an overnight courier for delivery on the day following the Closing, Purchaser shall deliver to Seller the certificate acknowledging delivery and receipt of such Records upon Seller's delivery of such Records;

                  (3) A certificate of a proper officer of Purchaser, dated as of the date of Closing, certifying to the fulfillment of all conditions which are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all material respects as of the Effective Time;

                  (4) A certified copy of a resolution of the Board of Directors, or its Executive Committee, of Purchaser approving the purchase of the Assets and Deposit Liabilities;

                  (5) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                  (6)      The Closing Statement.

         (d)      All instruments, agreements and certificates described in this
                  Section 2.2 shall be in form and substance reasonably satisfactory to the Parties' respective legal counsel.

Section 2.3 Post-Closing Adjustments

         (a) Not later than ten (10) calendar days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall prepare in good faith and deliver to Purchaser (i) a preliminary balance sheet, dated as of the Effective Time and prepared in accordance with GAAP reflecting the Assets sold and assigned and the Deposit Liabilities transferred and assumed hereunder, in the form of Exhibit 1.2(d) (the "Preliminary Post-Closing Balance Sheet") and (ii) a duly completed and executed certificate of a vice president or more senior officer of Seller to the effect that such Preliminary Post-Closing Balance Sheet has been prepared in accordance with the requirements of this Agreement.

         (b) The Purchaser shall have ten (10) calendar days to review the Preliminary Post-Closing Balance Sheet and shall be entitled to make reasonable inquiries with respect thereto of Seller and to have access to all work papers and documentation used by Seller in preparing the Preliminary Post-Closing Balance Sheet. In the event of any objection concerning the Preliminary Post-Closing Balance Sheet (or the computation or determination of any item or amount in accordance with the terms of this Agreement), Purchaser may notify Seller in writing thereof at any time prior to the end of such ten (10) calendar-day period specifying in reasonable detail the objection and the basis therefor. In the event there is no notice of an objection within such period, the entire Preliminary Post-Closing Balance Sheet shall be deemed to be the Final Post-Closing Balance Sheet for purposes of this Agreement.

         (c)      In the event there is a notice of objection within such ten
                  (10) calendar-day period, Seller and Purchaser agree to negotiate in good faith to promptly resolve any such objection(s). Any written resolution by Seller and Purchaser as to any objections shall be final, binding, conclusive, and nonappealable for all purposes under this Agreement. In the event Seller and Purchaser shall resolve all objections set forth in the above-referenced notice (as evidenced in writing in accordance with the previous sentence), the Preliminary Post-Closing Balance Sheet shall be adjusted to reflect any such resolution of objections and then shall be deemed to be the Final Post-Closing Balance Sheet.

         (d) With respect to any objection described in Section 2.3(c), if Seller and Purchaser have not resolved all such objections (as evidenced in writing in accordance Section 2.3(c)) on or prior to twenty (20) calendar days after Purchaser's receipt of the notice described in Section 2.3(b), then Seller and Purchaser shall, on or immediately after such day, submit any remaining objections to Ernst & Young LLP ("E&Y"), or if E&Y will not agree to perform the services provided for herein, such other internationally recognized firm of independent public accountants (the "CPA Firm") mutually agreed upon between Seller and Purchaser or, if such agreement is not made promptly, mutually agreed upon between the accountants of Seller and Purchaser. The CPA Firm shall, acting as experts in accounting and not as arbitrators and only with respect to the remaining disputed items, determine whether any adjustment is required to the determination of the Adjustment. The CPA Firm shall cause such determination to be made consistently with the applicable terms of this Agreement. The CPA Firm shall provide the Parties hereto with a draft of its determination, and shall provide the Parties an opportunity to comment on the draft determination before it is finalized. The Parties shall request the CPA Firm to render its determination within forty-five (45) calendar days of its engagement, and such determination shall be binding and conclusive on the Parties hereto. After such CPA Firm renders its determination, the Preliminary Post-Closing Balance Sheet, as adjusted by the CPA Firm, shall be deemed to be the Final Post-Closing Balance Sheet for all purposes of this Agreement and an Adjustment shall be paid in accordance with Section 2.2(e). The fees and expenses of the CPA Firm shall be shared by Seller, on the one hand, and Purchaser, on the other, pro rata based upon the amount by which the CPA Firm's determination is in favor of each of Seller and Purchaser, respectively, in relation to the total amount subject to such objections.

         (e) Within ten (10) calendar days after the Final Post-Closing Balance Sheet is prepared or deemed prepared (the "Adjustment Payment Date"), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect agreed upon changes in such Assets and Deposit Liabilities between the Pre-

                  Closing Balance Sheet and the Final Post-Closing Balance Sheet together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined) (the "Adjustment"). The Federal Funds Rate shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of the Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the Adjustment Payment Date.

                                   ARTICLE III
                                 INDEMNIFICATION

Section 3.1 Seller's Indemnification of Purchaser

         Subject to the terms and conditions of this Article III, Seller shall indemnify, defend, and hold harmless Purchaser (and each person or entity which controls Purchaser within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended, or Section 15 of the Securities Act of 1933, as amended), its subsidiaries and their respective directors, officers, agents and employees (collectively, the "Purchaser Indemnitees") from, against, for, and in respect of any and all claims, demands, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and costs and expenses) (collectively referred to in this Article III as a "Loss" or, in the aggregate, "Losses") incurred by the Purchaser Indemnitees by reason of, resulting from, based upon, or arising out of:

         (a) the breach of any representation or warranty of Seller contained in this Agreement;

         (b) the breach of any covenant or agreement of Seller contained in this Agreement; and

         (c) the Deposit Liabilities and the Deposit Accounts, to the extent, but only to the extent, based upon actions, inactions, events, or circumstances arising or occurring on or prior to the Closing Date which (i) are not related to legally permissible interest rates or other terms of, or fees charged on, the Deposit Accounts or (ii) are not the result of any action or inaction of Purchaser.

Section 3.2 Purchaser's Indemnification of Seller

         Subject to the terms and conditions of this Article III, Purchaser shall indemnify, defend, and hold harmless Seller (and each person or entity which controls Seller within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended, or Section 15 of the Securities Act of 1933, as amended), its subsidiaries and their respective directors, officers, agents and employees (collectively, the "Seller Indemnitees") from, against, for, and in respect of any and all Losses incurred by the Seller Indemnitees by reason of, resulting from, based upon, or arising out of:

         (a) the breach of any representation or warranty of Purchaser contained in this Agreement;

         (b) the breach of any covenant or agreement of Purchaser contained in this Agreement; provided that Purchaser shall have no indemnification obligation to the Seller Indemnitees under this Article III for any Losses incurred by the Seller Indemnitees by reason of, resulting from, based upon, or arising out of Purchaser's obligation to service the Closed Accounts as provided in Section
6.10 unless such Losses are incurred by reason of, result from, are based upon, or arise out of the negligence, gross negligence or willful misconduct of Purchaser;

         (c) the Deposit Liabilities and the Deposit Accounts, to the extent, but only to the extent, based upon actions, inactions, events, or circumstances arising or occurring after the Closing Date which are not the result of any action or inaction of Seller; and

         (d) Seller's actions in accordance with Section 1.3(e) of this Agreement.

Section 3.3 Indemnification Procedures

         A Person entitled to indemnification hereunder shall herein be referred to as an "Indemnitee." A Person obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor."

         (a) Third Party Claims. Within 20 days after an Indemnitee receives notice of any third party claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under this Article III, notify such Indemnitor in writing in reasonable detail of such claim or action and include with such notice copies of all notices and documents (including court papers) served on or received by the Indemnitee from such third party. Failure to so notify the Indemnitor will not relieve the Indemnitor from any liability for Losses under this Article III except to the extent that such omission results in a failure of actual notice to the Indemnitor and the Indemnitor is materially damaged as a result thereof. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such claim or action or to assume the defense thereof, and to settle or compromise such claim or action, provided that if the Indemnitee has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under this Article III for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee shall have the right to employ counsel to represent it if either (i) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a Material Adverse Effect on such Indemnitee or (ii) the Indemnitee may have available to it one or more defenses or counterclaims which are inconsistent with one or more defenses or counterclaims which may be alleged by the Indemnitor, and in any such event the fees and expenses of such separate counsel shall be paid by the Indemnitor. If the Indemnitor does not elect to assume the defense of such claim or action within 14 calendar days of the Indemnitee's delivery of notice of such a claim or action, the Indemnitee shall be entitled to assume the defense thereof. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under this Section 3.3, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Parties hereto agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such claim or action.

         (b) Other Claims. Within 30 business days after an Indemnitee sustains any Losses not involving a third party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall deliver notice of such claim to the Indemnitor, specifying with reasonable detail the basis on which indemnification is being asserted and the amount of such Losses. For purposes of this Section 3(b), a Loss is "sustained" if, under GAAP, the Indemnitee would be required to reserve for such Loss on its balance sheets. If the Indemnitor does not notify the Indemnitee within 45 calendar days following its receipt of such notice that the Indemnitor disputes its liability to the Indemnitee under this Article III, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnitor under this Article III and the Indemnitor shall pay the amount of such claim to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim, as provided above, the Indemnitor and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with
Article X of this Agreement.

Section 3.4 Limitations on Indemnification

         (a) Except as otherwise provided in the last sentence of this Section 3.4(a), Seller and Purchaser, respectively, shall be entitled to indemnification for Losses under Section 3.1 or Section 3.2 only to the extent that the aggregate amount of such Losses exceeds One Hundred Thousand Dollars ($100,000.00) (the "Threshold"). At such time as the Threshold is reached, the Indemnitee shall be entitled to indemnification from the Indemnitor for all Losses, including those Losses that were aggregated to reach the Threshold; provided that in no event shall any Party be entitled to indemnification for an aggregate amount in excess of Five Million Dollars ($5,000,000.00). Except as otherwise provided in the last sentence of this Section 3.4(a), in no event will Seller or Purchaser be entitled to indemnification under Section 3.1 or Section
3.2 for any Loss that individually is less than $1,000.00 and each such Loss will not be taken into account in determining whether the aggregate amount of Losses exceeds the Threshold. Notwithstanding the foregoing in this Section 3.4(a), there shall be no floor (threshold) or ceiling (cap) on the dollar amount of indemnification obligations with respect to indemnification provided pursuant to Sections 4.5, 5.5, or 9.3, nor with respect to Seller's indemnification obligations relating to the litigation described on Exhibit 4.9(b)(iii) of this Agreement.

         (b) The amount of any indemnifiable Loss or Losses incurred by any Indemnitee shall be reduced by the amount such Indemnitee recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Loss or Losses, and such Indemnitee shall use reasonable efforts to effect any such recovery.

Section 3.5 Exclusivity of Indemnification Provision

         The indemnity provided for in this Article III shall be the sole and exclusive remedy of the Parties in connection with, arising out of, or related to this Agreement or the transactions contemplated herein.

Section 3.6 Survival of Representations and Warranties

         The representations and warranties contained in Articles IV and V of this Agreement shall expire on the day that is 18 months after the Closing Date.

Section 3.7 Survival of Claims for Indemnification

         Notwithstanding Section 3.6 or any other provision in this Agreement, indemnification for any Loss under this Article III is expressly subject to the delivery of proper written notice (the "Indemnification Notice") by the Indemnitee to the Indemnitor, on or prior to the date that is 18 months after the Closing Date (the "Indemnification Deadline"), which Indemnification Notice states with particularity (i) the actual claim (regardless of such claim's classification as a direct party claim or a third party claim) giving rise to such Loss, or (ii) in absence of notice of an actual third party claim, any matter giving rise to a potential claim for indemnification under Section 3.1(c) or Section 3.2(c) and which has a substantial likelihood of resulting in an indemnifiable Loss; provided, however, that (A) with respect to indemnification for Losses arising directly from a Party's improper action or improper inaction relating to federal, state, or local tax reporting or payment requirements ("Legal Tax Obligations"), including Seller's obligation to prepare and deliver tax statements as provided in Section 1.3(k) of this Agreement, the Indemnification Deadline shall be the date that is three (3) months after the expiration of the statute of limitation contained in the tax law or regulation which provides for the applicable Legal Tax Obligation (the "Tax Indemnification Deadline"); (B) with respect to Purchaser's Servicing obligations under Section
6.10 and Exhibit 6.10, the Indemnification Deadline shall be the last day of the Retention Period described in Exhibit 6.10 (the "Servicing Indemnification Deadline"); and (C) with respect to Seller's indemnification obligations relating to the litigation described on Exhibit 4.9(b)(iii), there shall be no Indemnification Deadline (with the effect that Seller's indemnification obligations shall not expire with respect to the litigation described in Exhibit 4.9(b)(iii)). The Indemnification Notice shall be in addition to any other notice required under this Section III. With respect to any Loss incurred after the Indemnification Deadline, after the Tax Indemnification Deadline in the case of Losses relating to Legal Tax Obligations, or after the Servicing Indemnification Deadline in the case of Losses relating to Servicing, for which no

Indemnification Notice is given prior to the Indemnification Deadline, Tax Indemnification Deadline, or Servicing Indemnification Deadline (as applicable), the Parties each agree that no right of indemnification will exist as to such Loss.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each of PBT and PSB, as applicable, hereby represents and warrants to Purchaser as of the Closing Date as stated in this Article IV. These representations and warranties shall survive the Effective Time for a period of 18 months. Each of the following representations and warranties are made by PBT or PSB as stated in this Article IV with respect to itself and not with respect to the other of them.

Section 4.1 Corporation Organization

         (a) PBT represents and warrants that PBT is a Georgia state bank duly organized, validly existing and in good standing under the laws of the State of Georgia, and that PBT has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

         (b) PSB represents and warrants that PSB is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and that PSB has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

Section 4.2 No Violation

         Each of PBT and PSB represents and warrants with respect to itself (the "Representing Party") that: neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Representing Party's Charter or Bylaws; (b) any provision of any material agreement or any other material restriction of any kind to which the Representing Party is a party or by which the Representing Party is bound, which would cause a material adverse effect on the Deposit Accounts purchased from the Representing Party; or (c) any statute, law, decree, regulation or order of any governmental authority, which would cause a material adverse effect on the Deposit Accounts purchased from the Representing Party.

Section 4.3 Corporate Authority

         Each of PBT and PSB represents and warrants with respect to itself that: the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Representing Party's Board of Directors (or the Executive Committee thereof), and that no further corporate authorization is necessary for the Representing Party to consummate the transactions contemplated hereunder.

Section 4.4 Enforceable Agreement

         Each of PBT and PSB represents and warrants with respect to itself that this Agreement has been duly authorized, executed and delivered by the Representing Party and is the legal, valid and binding agreement of the Representing Party, enforceable against the Representing Party in accordance with its terms.

Section 4.5 No Brokers

         Each of PBT and PSB represents and warrants that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by PBT, PSB and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of PBT or PSB in such a manner as to give rise to any valid claim against PBT or PSB or Purchaser for a brokerage commission, finder's fee or like commission. PBT and PSB agree to indemnify and hold Purchaser harmless from and against any claim for payment of such amounts. The obligations set forth in this
Section 4.5 shall survive the Closing or earlier termination of this Agreement.

Section 4.6 True Statement

         Each of PBT and PSB represents and warrants with respect to itself that neither this Agreement nor any certificate, document or other information furnished or to be furnished to Purchaser by or on behalf of the Representing Party in connection with this Agreement or the transactions contemplated hereby contains or will contain any misstatement of a material fact, or omits or will omit to state a material fact necessary in order to make the representations and warranties and other statements herein or therein contained not misleading, in the circumstances in which made.

Section 4.7 No Suits or Proceedings

         Each of PBT and PSB represents and warrants with respect to itself that there is no pending or, to the Representing Party's knowledge, threatened adverse claims, suits or judicial or administrative proceedings which would affect the transactions contemplated by this Agreement.

Section 4.8 Liens

         Each of PBT and PSB represents and warrants with respect to itself that it owns, and will convey to Purchaser at the Closing, all of the Representing Party's right, title and interest to all of the Assets free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as set forth on Exhibit 4.8 hereto. Exhibit 4.8 lists all Deposit Accounts that, as of the Closing Date, are subject to liens, garnishments, or other legal process.

Section 4.9 Deposit Accounts and Liabilities

         (a) Each of PBT and PSB represents and warrants with respect to itself, with respect to the Deposit Liabilities of such Representing Party, that: the Deposit Liabilities of such Representing Party are valid liabilities arising from deposits made or CDs purchased by a Depositor; for each Deposit Account the account balances, interest accrued and, for the Time Deposits, the maturity dates, as shown on the Representing Party's books and records are true and correct as of the last date shown thereon; to the Representing Party's knowledge all purported signatures on and executions of any document in connection with the Deposit Accounts are genuine; and to the Representing Party's knowledge all Deposit Contracts and signature cards have actually been signed or executed by all necessary parties and are assignable to Purchaser.

         (b) Each of PBT and PSB represents and warrants, with respect to the Deposit Accounts being sold by it under this Agreement, that as of the Closing Date (i) such Deposit Accounts were originated, processed and serviced in material compliance with all applicable federal and state laws and regulations;
(ii) all transactions on such Deposit Accounts were processed accurately and in material compliance with applicable federal and state laws and regulations;
(iii) except as disclosed on Exhibit 4.9(b)(iii) of this Agreement, such Deposit Accounts are not the subject of any actual, pending or, to the knowledge of PBT or PSB, as applicable, threatened litigation or adverse regulatory proceeding;
(iv) except as disclosed on Exhibit 4.9(b)(iv) of this Agreement with respect to the Prudential Bank IRA Agreements, the terms of the Deposit Accounts materially comply with all applicable federal and state laws and regulations, and Seller covenants to Purchaser to correct the Prudential Bank IRA Agreements as provided in Exhibit 4.9(b)(iv); (v) the disclosures and other communications provided to Depositors with respect to the Deposit Accounts materially complied with all applicable federal and state laws and regulations; (vi) neither PBT nor PSB, as applicable, has made any promise, agreement or commitment to any Depositor in connection with a Deposit Account except in the ordinary course of business in connection with the servicing of the Deposit Account and as reflected in the Records; (vii) neither PBT nor PSB, as applicable, is in default under the terms of any Deposit Account; (viii) the Deposit Accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the legal extent of such FDIC insurance coverage, and PBT or PSB, as applicable, have paid all FDIC insurance premiums or assessments relating to such Deposit Accounts; and (ix) neither PBT nor PSB has any monetary obligation to any deposit brokers with respect to the Deposit Accounts.

Section 4.10 No Other Liabilities

         Each of PBT and PSB represents and warrants with respect to itself that, to the Representing Party's knowledge, there are no other material liabilities, contingent, direct, indirect or otherwise, affecting the Deposit Accounts to be purchased from the Representing Party under this Agreement other than the Deposit Liabilities.

Section 4.11 Records

         Each of PBT and PSB represents and warrants with respect to those Records that PBT or PSB, as applicable, will transfer and deliver to Purchaser hereunder, that, as of the Closing Date:

         (a) The Records include all information as shall be necessary to enable Purchaser to comply with laws and regulations applicable to the Deposit Accounts, including applicable tax withholding requirements, except for non-material omissions or inaccuracies; and

         (b) The Records are materially correct, accurate, and complete and are maintained in a consistent and customary manner in compliance with all applicable federal and state laws and regulations and customary banking practices. Notwithstanding anything to the contrary in this Section 4.11, the Records shall be limited as provided in subsections (ii) through (iv) of Section 1.1(c) of this Agreement.

Section 4.12 Individual Retirement Accounts

         Exhibit 4.12 lists all Deposit Accounts that, as of the Closing Date, are individual retirement accounts and with respect to which PBT or PSB, as indicated in Exhibit 4.12, is acting as custodian ("IRA's").

Section 4.13 Limitation of Representations and Warranties

         Except as may be expressly represented or warranted in this Agreement by either Seller, neither Seller makes no representations or warranties whatsoever.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as of the Closing Date as stated in this Article V. These representations and warranties shall survive the Effective Time for a period of 18 months.

Section 5.1 Corporate Organization

         Purchaser is a national bank duly organized, validly existing, and in good standing under the laws of the United States. Purchaser has the corporate power and authority to own the Assets and Deposit Liabilities being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

Section 5.2 No Violation

         Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Charter or Bylaws of Purchaser; (b) any provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound, which would have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement; or (c) any statute, law, decree, regulation or order of any governmental authority, which would have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

Section 5.3 Corporate Authority

         The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Purchaser's Board of Directors (or Executive Committee thereof). No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

Section 5.4 Enforceable Agreement

         This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

Section 5.5 No Brokers

         All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder's fee or like commission. Purchaser agrees to indemnify and hold Seller harmless from and against any claim for payment of such amounts. The obligations set forth in this Section 5.5 shall survive the Closing or earlier termination of this Agreement.

Section 5.6 True Statement

         Neither this Agreement nor any certificate, document or other information furnished or to be furnished to Seller by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby contains or will contain any misstatement of a material fact, or omits or will omit to state a material fact necessary in order to make the representations and warranties and other statements herein or therein contained not misleading, in the circumstances in which made.

Section 5.7 No Suits or Proceedings

         There is no pending or, to Purchaser's knowledge, threatened adverse claims, suits or judicial or administrative proceedings which would affect the transactions contemplated by this Agreement.

Section 5.8 Limitation of Representations and Warranties

         Except as may be expressly represented or warranted in this Agreement by Purchaser, Purchaser makes no representations or warranties whatsoever.

                                   ARTICLE VI
            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 6.1 Full Access

         Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Deposit Accounts in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times without interfering with the normal business and operations of Seller or the affairs of Seller. The officers of each of Seller and Purchaser shall furnish the other Party with a copy of all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at the expense of the Party to receive such copies from the other Party. Nothing in this Section 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

Section 6.2 Delivery of Magnetic Media Records

         Seller shall prepare at its expense and make available to Purchaser at Seller's data processing center magnetic media records not later than thirty
(30) calendar days prior to the Conversion Date and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the Records referred to in subsection 2.2(b)(3), subject to the limitations in subsections (ii) and (iii) of Section 1.1(c). Such updated records shall be made available at such time after Closing as agreed to by the Parties. At its option, Seller may provide such reports in paper format instead of magnetic media format.

Section 6.3 Application for Approval to Effect Purchase of Assets and Assumption of Deposit Liabilities

         Within fifteen (15) calendar days following the execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid Assets and Deposit Liabilities and to effect in all other respects the transactions contemplated herein; provided, however, that the Purchaser shall not be deemed to have breached this Section 6.3 if it cannot prepare and file such application within such fifteen (15) calendar day period due to any action or inaction on the part of Seller. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary Regulatory Approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any

Regulatory Approval has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

Section 6.4 Conduct of Business; Maintenance of Properties

         From the date hereof until the Effective Time, Seller covenants that it will:

         (a) Carry on its business with respect to the Deposit Accounts substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with the Depositors. Notwithstanding the foregoing, Seller need not, in its sole discretion, advertise or promote new Deposit Account relationships and shall not change interest rates paid on the Deposit Accounts other than as appropriate, in Seller's discretion, to match rates paid by competitors on similar accounts;

         (b) Cooperate with and assist Purchaser in assuring the orderly transition of the Deposit Accounts and Records;

         (c) Maintain its books of account and records concerning the Deposit Liabilities in the ordinary and usual manner;

         (d) Not take any action which would cause any representation or warranty made herein to be untrue at the date of Closing; and

         (e) Not make any changes in its management policies or pricing with respect to the Deposit Accounts, unless the changes are consistent with competitive market conditions.

Section 6.5 No Solicitation by Seller

         For a period of 12 months after the Effective Time, neither Seller nor any of Seller's affiliate banks will specifically and directly target and solicit Depositors for certificate of deposit (time deposit) or money market savings deposit accounts; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio, television or Internet advertisements of a general nature, or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations.

Section 6.6 Further Actions

         The Parties hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

Section 6.7 Public Announcements

         Seller and Purchaser agree that, from the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment; provided, however, that each Party may disclose information relating to this transaction to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Georgia Department of Banking and Finance, the Securities and Exchange Commission, or to other persons, as required by applicable law or regulation or as required and necessary to consummate the transactions contemplated by this Agreement. This provision shall survive any termination of this Agreement.

Section 6.8 Tax Reporting

         Seller shall comply with all tax reporting obligations in connection with transferred Assets and Deposit Liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred Assets and Deposit Liabilities after the Effective Time. Nothing in this Section 6.8 shall limit Purchaser's obligations to prepare and deliver tax statements as provided in Section 1.3(k) of this Agreement.

Section 6.9 Transition Period

         Seller shall make available to the Purchaser, on a mutually agreeable basis, personnel for consultation and the performance of services reasonably necessary for an orderly transition during normal business hours for a period of sixty (60) calendar days after the Closing.

Section 6.10 Processing of Closed Accounts

         Subject to Seller's delivery to Purchaser of the necessary Closed Account Records, Purchaser covenants and agrees to service the Closed Accounts in accordance with all federal, state and local laws, rules and regulations applicable to the Closed Accounts and in accordance with banking industry standards, and generally in the same manner and with the same care, skill, prudence and diligence with which Purchaser services similar deposit accounts of its customers, which responsibilities shall include, without limitation, the servicing requirements listed on Exhibit 6.10 hereto.

Section 6.11 Dormant Account Assistance

         For a period of one calendar year after the Effective Date, Seller shall, or shall arrange for a third party to, assist Purchaser in complying with obligations under state unclaimed property and/or escheatment laws ("Escheatment Laws") with respect to the Dormant Accounts ("Dormant Account Assistance"), at no cost to Purchaser. Such Dormant Account Assistance shall consist of (a) tracking all Dormant Accounts and applicable Escheatment Laws and (b) notifying Purchaser in writing of the date that the balance of any Dormant Account must be escheated to a state under applicable Escheatment Laws, and of the address to which such Dormant Account balance should be sent by Purchaser.

                                   ARTICLE VII
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 7.1 Representations and Warranties True

         The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to in writing by Purchaser, and without regard to the knowledge of Seller.

Section 7.2 Obligations Performed

         Seller shall (a) deliver or make available to Purchaser those items required by Section 2.2 hereof, and (b) perform and comply in all material respects with all obligations, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

Section 7.3 No Adverse Litigation

         As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Seller which is reasonably likely to (a) materially and adversely affect the Deposit Accounts or (b) materially and adversely affect the transactions contemplated herein.

Section 7.4 Regulatory Approval

         (a) Purchaser shall have received all necessary Regulatory Approvals of the transactions contemplated herein, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any Regulatory Approval shall have been met.

         (b) Such Regulatory Approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Purchaser.

                                  ARTICLE VIII
                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

Section 8.1 Representations and Warranties True

         The representations and warranties made by Purchaser in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to in writing by Seller, and without regard to knowledge of Purchaser.

Section 8.2 Obligations Performed

         Purchaser shall (a) deliver to Seller those items required by Section
2.2 hereof, and (b) perform and comply in all material respects with all obligations, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

Section 8.3 No Adverse Litigation

         As of the Effective Time, no action, suit or proceeding shall be pending or threatened against Purchaser which might materially and adversely affect the transactions contemplated hereunder.

Section 8.4 Regulatory Approval

         (a) Seller shall have received all required Regulatory Approval of the transactions contemplated herein, waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any Regulatory Approval shall have been met.

         (b) Such Regulatory Approvals shall not have imposed any condition which is materially disadvantageous or burdensome to Seller.

                                   ARTICLE IX
                                   TERMINATION

Section 9.1 Methods of Termination

         This Agreement may be terminated prior to Closing in any of the following ways:

         (a) by either Purchaser or Seller, in writing five calendar days in advance of such termination, if the Closing has not occurred by September 24, 2004;

         (b) by either Purchaser or Seller, in writing five calendar days in advance of such termination, if all Regulatory Approvals have been received and all statutory waiting periods have expired and the Closing has not occurred within ninety (90) days after such Regulatory Approvals have been received and statutory waiting periods have expired;

         (c) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

         (d) by Purchaser in writing if (i) it is June 25, 2004 or later and (ii) the conditions set forth in Article VII of this Agreement were not met by Seller or waived in writing by Purchaser within 30 calendar days following the date of all Regulatory Approvals and after all statutory waiting periods have expired;

         (e)      by Seller in writing if (i) it is June 25, 2004 or later and
                  (ii) the conditions set forth in Article VIII of this Agreement were not met by Purchaser or waived in writing by Seller within 30 calendar days following the date of all Regulatory Approvals and after all statutory waiting periods have expired;

         (f) any time prior to the Effective Time, by Purchaser or Seller in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 30 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; provided, however, that there shall be no cure period in connection with any breach of Section 6.3 hereof, so long as such breach by Purchaser was not caused in whole or in part by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within fifteen (15) calendar days after the date of this Agreement as provided in that Section; or

         (g) by Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transactions contemplated herein.

Section 9.2 Procedure Upon Termination

         In the event of termination pursuant to Section 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other Party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the Party having the right to terminate.

         If this Agreement is terminated as provided herein,

         (a) each Party will return all documents, work papers and other materials, including electronic data, of the other Party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the Party furnishing the same; and

         (b) all information received by either Party hereto with respect to the business of the other Party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such Party or disclosed by such Party to third persons.

Section 9.3 Payment of Expenses

         Should the transactions contemplated herein not be consummated because of a Party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other Party shall be entitled to recover from the breaching Party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                       ARTICLE X MISCELLANEOUS PROVISIONS

Section 10.1  Amendment and Modification

         This Agreement may be amended only by a subsequent writing signed by each of the Parties upon the approval of each of the Parties.

Section 10.2  Waiver of Extension

         Except with respect to required approvals of the applicable governmental authorities, either Party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other Party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 10.3  Assignment

         Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement after Closing to a third party who acquires either (a) more than fifty percent (50%) of the voting shares of such Party or (b) substantially all of the assets of such Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding anything to the contrary in this Agreement, Purchaser understands and acknowledges that PBT and PSB may merge following signing of this Agreement but prior to the

Closing, with the effect that the survivor of the PBT and PSB merger would assume all obligations of the non-survivor of the merger, including the obligations under this Agreement.

Section 10.4  Addresses for Notices, Etc.

         All notices, requests, demands, consents and other communications provided for hereunder and under the related documents shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

            If to Seller:          c/o The Prudential Savings Bank, F.S.B.
                                   1 Ravinia Drive
                                   Suite 400
                                   Atlanta, Georgia 30346
                                   Attention:  Tracy Keegan
                                   Fax: (770) 551-6791

            with a copy to:        Prudential Financial, Inc.
                                   751 Broad Street
                                   Newark, New Jersey  07102
                                   Attn: Timothy Maroney
                                   Fax: (973) 367-8105

            with a copy to:        John D. ReVeal
                                   Powell, Goldstein, Frazer & Murphy LLP
                                   1001 Pennsylvania Avenue NW
                                   Washington DC  20004
                                   Fax: (202) 624-7222

            If to Purchaser      : Edward R. Wright
                                   Senior Vice President
                                   City National Bank of New Jersey
                                   900 Broad Street
                                   Newark, New Jersey 07102
                                   Fax:  (973) 624-5754

            with a copy to:        Lee A. Albanese, Esq.
                                   St. John & Wayne, L.L.C.
                                   Two Penn Plaza East
                                   Newark, New Jersey 07105-2249

or, as to each Party, at such other address as shall be designated by such Party in a written notice to the other Party complying as to delivery with the terms of this Section. The Parties agree that facsimile of signed documents will serve as originals of such signed documents pending delivery of the original of the document to the Party required to receive notice hereunder.

Section 10.5  Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.6  Headings

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

Section 10.7  Governing Law

         This Agreement will be construed, performed and enforced in accordance with the laws of the State of Georgia without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 10.8  Sole Agreement

         Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 10.9  Severability

         If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.10  Parties in Interest

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person (other than the Parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

Section 10.11  No Third Party Beneficiaries

         Except as otherwise provided in this Agreement, nothing in this Agreement will confer any rights upon any Person that is not a Party or a successor or permitted assignee of a Party to this Agreement. All the terms and provisions of Section 3.1 will bind and inure to the benefit of and be enforceable by Purchaser Indemnitees and Purchaser, respectively, and all the terms and provisions of Section 3.2 will bind and inure to the benefit of and be enforceable by Seller Indemnitees and PBT and PSB, respectively.

Section 10.12  Consent to Jurisdiction

         (a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in the Northern district of Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by Law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

         (b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Georgia State or Federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.13  Interpretations

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

Section 10.14 Enforcement of Agreement.

         The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.15 Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.16 Waiver of Punitive and Other Losses and Jury Trial.

         (a) THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                  THE PRUDENTIAL BANK AND TRUST COMPANY


                                    By: _____________________________
                                    Name: Thomas Farley
                                    Title: President

                                  THE PRUDENTIAL SAVINGS BANK, F.S.B.

                                    By: _____________________________
                                    Name: Thomas Farley
                                    Title: President

                                  CITY NATIONAL BANK OF NEW JERSEY

                                    By: _____________________________
                                    Name: ___________________________
                                    Title: __________________________

                                   APPENDIX A

                                   DEFINITIONS

"Active MMDA's" means the MMDA Deposits except the Dormant MMDA's.

"Active MMDA Cash" means the sum of the outstanding Active MMDA balances as of the Closing Date, plus all accrued but unpaid interest on such accounts as of the Closing Date.

"Adjustment" has the meaning given in Section 2.3(e) of this Agreement.

"Adjustment to Discount" means the number resulting from multiplying one and one-quarter percent.(1.25%) times the total outstanding balances of the Non-Equity CD's as of the Closing Date.

"Adjustment Payment Date" has the meaning given in Section 2.3(e) of this Agreement.

"Agreement" means this Purchase and Assumption Agreement and all exhibits thereto.

"Assets" has the meaning given in Section 1.1 of this Agreement.

"Assignment and Assumption Agreement" has the meaning given in Section 2.2(b) of this Agreement.

"Balance Sheet" has the meaning given in Section 1.2(d) of this Agreement.

"Bill of Sale" has the meaning given in Section 2.2(b) of this Agreement.

"Closed Accounts" means (a) those money market deposit accounts held by PBT or held by PSB for its customers as of the Closing Date and (b) those time deposits, whether referred to as time deposits or certificates of deposit, held by PBT or PSB as of the Closing Date, which in either case have been closed.

"Closing" has the meaning given in Section 2.1 of this Agreement.

"Closing Date" has the meaning given in Section 2.1 of this Agreement.

"Closing Statement" has the meaning given in Section 2.2(b) of this Agreement.

"Conversion Date" means the date agreed upon by the Parties in writing as the date on which all information necessary for Purchaser to process the Deposit Accounts on Purchaser's computer systems will be transferred to Purchaser and installed on Purchaser's computer systems.

"Deposit Accounts" has the meaning given in Section 1.1(d) of this Agreement.

"Deposit Contracts" means any written contract or written agreement relating to a Time Deposit or MMDA Deposit that is in effect as of the Closing Date.

"Deposit Data" has the meaning given in Section 1.2(d) of this Agreement.

"Deposit Liabilities" has the meaning given in Section 1.3(a) of this Agreement.

"Depositor" means any owner of, and any other person authorized to engage in transactions on, any Time Deposit or MMDA Account held by Seller as of the Closing Date.

"Dormant Account" means any Deposit Account which, under applicable Escheatment Laws (as defined in Section 6.11), must be escheated to a state within one calendar year after the Effective Time.

"Dormant MMDA" means any MMDA Deposit that is a Dormant Account.

"Dormant MMDA Cash" means the sum of the total outstanding balances on all Dormant MMDA's as of the Closing Date, plus all accrued but unpaid interest on such accounts as of the Closing Date.

"Effective Time" has the meaning given in Section 2.1 of this Agreement.

"Equity CD's" are those Time Deposits held by either PBT or PSB that provide for a variable rate of interest that is based on Standard & Poor's 500.

"Equity CD Cash" means the sum of the total outstanding balances on all Equity CD's as of the Closing Date, plus all accrued but unpaid interest on such accounts as of the Closing Date.

"Final Post-Closing Balance Sheet" means the balance sheet in the form of
Exhibit 1.2(d) of this Agreement which is deemed to be the Final Post-Closing Balance Sheet under Sections 2.3(b), (c), or (d) of this Agreement, as applicable.

"GAAP" has the meaning given in Section 1.2(d) of this Agreement.

"Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, results of operations or business of such Person, taken as a whole, but excluding effects attributable to (i) the announcement of this Agreement or the transactions contemplated hereby, (ii) changes in general economic or market conditions or prevailing interest rates, including, without limitation, changes affecting the industries in which such Person operates.

"MMDA Deposits" means all of those open money market deposit accounts held by PBT or held by PSB for its respective customers as of the Closing Date, excluding only those accounts and account types listed in Exhibit 1.1(b) of this Agreement.

"MMDA Premium" has the meaning given in Section 1.2(a) of this Agreement.

"Net Active MMDA Cash" means the result of the Active MMDA Cash minus the MMDA Premium.

"Net Discount" means the result of (a) the interest remaining to be paid on the Non-Equity CD's as of the Closing Date based on the remaining term to maturity of each Non-Equity CD and the contract rate of each Non-Equity CD, minus (b) the interest remaining to be paid on the Non-Equity CD's as of the Closing Date based on the remaining term to maturity of each Non-Equity CD and the Pro Forma CNB Rate, minus (c) the Adjustment to Discount.

"Net Non-Equity CD Cash" means the sum as of the Closing Date of the total outstanding balance of all Non-Equity CD's, plus all accrued but unpaid interest on Non-Equity CD's, plus the Net Discount.

"Non-Equity CD's" means all Time Deposits that are not Equity CD's.

"Party" means any of PBT, PSB or City National Bank of New Jersey as made clear by the context, and "Parties" means all of the foregoing.

"Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

"Post-Closing Balance Sheet" has the meaning given in Section 2.3(a) of this Agreement.

"Post-Closing Balance Sheet Delivery Date" has the meaning given in Section 2.3(a) of this Agreement.

"Pre-Closing Balance Sheet" has the meaning given in Section 1.2(d) of this Agreement.

"Pre-Closing Balance Sheet Date" has the meaning given in Section 1.2(d) of this Agreement.

"Preliminary Post-Closing Balance Sheet" has the meaning given in Section 2.3(a) of this Agreement.

"Pro Forma CNB Rate" means the interest rate calculated as described in Section 1.1(b) of this Agreement.

"Purchaser" means City National Bank of New Jersey.

"Records" has the meaning given in Section 1.1(c) of this Agreement.

"Regulatory Approval" means any approval by any state or federal regulatory agency that is required for the consummation of the transactions contemplated by this Agreement, including, if applicable, the approval of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the Georgia Department of Banking and Finance.

"Seller" means each of PBT and PSB and, collectively, both PBT and PSB.

"Tax Authority" means the Internal Revenue Service or any state or local governmental agency or body responsible for the enforcement of federal, state or local taxation.

"Time Deposits" means all of those open time deposits, whether referred to as time deposits or certificates of deposit, held by PBT or held by PSB for its respective customers as of the Closing Date, excluding only those accounts and account types listed in Exhibit 1.1(a) of this Agreement.

"Transition Period" has the meaning given in Section 1.3(l) of this Agreement.

                                   APPENDIX B
                             FUNDS TO BE TRANSFERRED

                                                                                                AVERAGE
                                                                                                RATE
ACTIVE MMDA'S (EXCLUDES DORMANT MMDA'S)

ACTIVE MMDA BALANCE                                                            $ 28,883,139     0.65%
PLUS, ACCRUED BUT UNPAID INTEREST ON ACTIVE MMDA'S AS OF CLOSING                     16,121
                                                                               ------------
DATE
ACTIVE MMDA CASH                                                               $ 28,899,261
MMDA PREMIUM                                                           2.75%        794,286     0.55%
Amortization Period (years)                                               5
                                                                -----------
Annual Premium Amortization                                     $   158,857
                                                                               ------------     ----
NET ACTIVE MMDA CASH TO PURCHASER                                              $ 28,104,974     1.20%
                                                                               ------------     ----
NON-EQUITY CD'S (EXCLUDES EQUITY CD'S)

NON-EQUITY CD BALANCE                                                          $ 58,085,426
PLUS, ACCRUED BUT UNPAID INTEREST ON NON-EQUITY CD'S AS OF                        5,616,275
                                                                               ------------
CLOSING DATE
NON-EQUITY CD CASH                                                             $ 63,701,701
  (A) Remaining interest based on CD rates in effect            $ 5,604,530
  (B) Remaining interest based on Pro Forma CNB rates             1,853,749                     1.92% (1)
                                                                -----------
Discount (A minus B)                                              3,750,781
Adjustment to Discount                                    1.25%     726,068                     0.63%
Amortization period (years)                                  2
                                                      --------
Annual Premium Amortization                           $363,034
PLUS NET DISCOUNT (DISCOUNT MINUS ADJUSTMENT TO DISCOUNT)                         3,024,713
                                                                               ------------     ----
NET NON-EQUITY CD CASH TO PURCHASER                                            $ 66,726,414     2.55%
                                                                               ------------     ----
BLENDED RATE OF CD'S AND MMDA'S

  Interest on CD's and MMDA's                                                                   1.50%
  Premium amortization                                                                          0.60%
                                                                                                ----
  TOTAL COST OF CD'S AND MMDA'S                                                                 2.10%
                                                                                                ----

EQUITY CD'S
EQUITY CD BALANCE                                                              $  2,784,000
PLUS, ACCRUED BUT UNPAID INTEREST ON EQUITY CD'S AS OF                         $    360,907
CLOSING DATE
                                                                               ------------
EQUITY CD CASH TO PURCHASER                                                    $  3,144,907
                                                                               ------------
DORMANT MMDA'S
DORMANT MMDA BALANCE
PLUS, ACCRUED BUT UNPAID INTEREST ON DORMANT MMDA'S AS OF CLOSING DATE
DORMANT MMDA CASH TO PURCHASER                                                 $          0

NET CASH TO PURCHASER RELATED TO ALL DEPOSIT                                   $ 97,976,295
ACCOUNTS

(1) PRO FORMA CNB RATES ARE CALCULATED SUCH THAT THE "TOTAL COST OF CD'S AND MMDA'S" EQUALS 2.10%.

SHADING INDICATES NUMBERS TO BE INPUT AT CLOSING.

                        PURCHASE AND ASSUMPTION AGREEMENT
                                      Among
                     THE PRUDENTIAL BANK AND TRUST COMPANY,
                      THE PRUDENTIAL SAVINGS BANK, F.S.B.,
                                       and
                        CITY NATIONAL BANK OF NEW JERSEY

                                  EXHIBIT LIST

Exhibit No.                                       Description
----------                                        -----------
1.1(a)                  Accounts Excluded from Time Deposits
1.1(b)                  Accounts Excluded from MMDA Deposits
1.2(d)                  Form of Balance Sheets
2.2(b)(1)               Form of Bill of Sale
2.2(b)(2)               Form of Assignment and Assumption Agreement
2.2(b)(7)               Form of Closing Statement
4.8                     Schedule of Accounts Subject to Liens; Accounts subject to
                        Garnishments or other Legal Process
4.9(b)(iii)             Schedule of litigation or adverse regulatory proceeding relating to the Deposit Accounts;
4.9(b)(iv)              Prudential Bank IRA Agreements
4.12                    Individual Retirement Accounts
6.10                    Closed Account Servicing

              EXHIBIT 1.1(a) - ACCOUNTS EXCLUDED FROM TIME DEPOSITS

                                      None.

              EXHIBIT 1.1(b) - ACCOUNTS EXCLUDED FROM MMDA DEPOSITS

                                      None.

              EXHIBIT 1.2(d) -- BALANCE SHEET AS OF MARCH 31, 2004

1.A.     Total outstanding balances of Active MMDA's       $28,883,139

1.B.     Plus, accrued but unpaid interest
         on Active MMDA's as of the Closing Date           $    16,121

         ACTIVE MMDA CASH                                  $28,899,261

1.C.     Minus, MMDA Premium
         (2.75% of line 1.A, Total outstanding
         balances of Active MMDA's)                        $   794,286

         NET ACTIVE MMDA CASH TO PURCHASER                 $28,104,974

2.A.     Total outstanding balances of Non-Equity CD's     $58,085,426

2.B.     Plus, accrued but unpaid interest
         on Non-Equity CD's as of the Closing Date         $ 5,616,275

         NON-EQUITY CD CASH                                $63,701,701

2.C. Plus, Net Discount (Discount minus Adjustment to Discount)

         Discount                $3,750,781

         Adjustment to Discount  $  726,068

         NET DISCOUNT                                      $ 3,024,713

         NET NON-EQUITY CD CASH TO PURCHASER               $66,726,414


3.A.     Total outstanding balance of Equity CD's          $ 2,784,000

3.B.     Plus, accrued but unpaid interest
         on Equity CD's as of the Closing Date             $   360,907

         EQUITY CD CASH TO PURCHASER                       $ 3,144,907

4.A.     Total outstanding balance of Dormant MMDA's       $__________

4.B. Plus, accrued but unpaid interest
         on Dormant MMDA's as of the Closing Date          $____________________

         DORMANT MMDA CASH TO PURCHASER                    $____________________

         NET CASH TO PURCHASER RELATED
               TO ALL DEPOSIT ACCOUNTS                     $97,976,295 (excludes
                                                           Dormant MMDA's)

                        PURCHASE AND ASSUMPTION AGREEMENT
                                      Among
                     THE PRUDENTIAL BANK AND TRUST COMPANY,
                      THE PRUDENTIAL SAVINGS BANK, F.S.B.,
                                       and
                        CITY NATIONAL BANK OF NEW JERSEY

                                EXHIBIT 2.2(b)(1)

                                  BILL OF SALE

         THIS BILL OF SALE is dated this _____ day of ____________, 2004, by [The Prudential Bank and Trust Company] [The Prudential Savings Bank, F.S.B.] ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller and City National Bank of New Jersey, a national banking association organized under the laws of the United States ("Purchaser"), have entered into a Purchase and Assumption Agreement dated as of March ___, 2004 (the "Agreement"), which provides for the sale by Seller to Purchaser of certain Assets as set forth in the Agreement;

         NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Purchaser all of its right, title and interest in and to all of Seller's Records.

         Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Purchaser and its successors and assigns that it (i) is seized of, and has the right to convey to Purchaser, such title to the Records as is provided in the Agreement, (ii) will warrant and defend said title to the Records in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Purchaser, execute, acknowledge and deliver to Purchaser any and all further instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to transfer the Records to Purchaser, to enable Purchaser to bill, collect, service and administer the Deposit Accounts and to give full force and effect to the full intent and purposes of this Bill of Sale. Capitalized terms used herein shall have the meanings set forth in the Agreement.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

                                THE PRUDENTIAL BANK AND TRUST COMPANY

                                            By:
                                            Name:
                                            Title:

                                THE PRUDENTIAL SAVINGS BANK, F.S.B.

                                            By:
                                            Name:
                                            Title:

                        PURCHASE AND ASSUMPTION AGREEMENT
                                      Among
                     THE PRUDENTIAL BANK AND TRUST COMPANY,
                      THE PRUDENTIAL SAVINGS BANK, F.S.B.,
                                       and
                        CITY NATIONAL BANK OF NEW JERSEY

                                EXHIBIT 2.2(b)(2)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this _____________ day of ___________, 2004, by and among THE PRUDENTIAL BANK AND TRUST COMPANY, a Georgia state bank having its principal offices in Atlanta, Georgia ("PBT"), and THE PRUDENTIAL SAVINGS BANK, F.S.B., a federal savings bank having its principal offices in Atlanta, Georgia ("PSB") (PBT and PSB are collectively referred to herein as "Seller"); and CITY NATIONAL BANK OF NEW JERSEY, a national banking association having its principal offices in Newark, New Jersey.

                                   WITNESSETH:

         WHEREAS, Seller and Purchaser have entered into a Purchase and Assumption Agreement dated as of ___, 2004 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interests in and to Deposit Accounts and Deposit Liabilities and the assumption by Purchaser of Seller's deposit liabilities thereunder, all as set forth in the Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged by Seller and Purchaser, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights and interests to, and Purchaser does hereby assume Seller's deposit liabilities in connection with the Deposit Liabilities as provided in the Agreement.

         This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, Seller, Purchaser, and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

         This Assignment and Assumption Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the day and year first above written.

                                THE PRUDENTIAL BANK AND TRUST COMPANY

                                            By:
                                            Name:
                                            Title:

                                THE PRUDENTIAL SAVINGS BANK, F.S.B.

                                            By:
                                            Name:
                                            Title:

                                CITY NATIONAL BANK OF NEW JERSEY

                                            By:
                                            Name:
                                            Title:

                                EXHIBIT 2.2(b)(7)

                        PURCHASE AND ASSUMPTION AGREEMENT
                                      Among
                     THE PRUDENTIAL BANK AND TRUST COMPANY,
                      THE PRUDENTIAL SAVINGS BANK, F.S.B.,
                                       and
                        CITY NATIONAL BANK OF NEW JERSEY

                                CLOSING STATEMENT

1.A.     Total outstanding balances of Active MMDA's       $____________________

1.B.     Plus, accrued but unpaid interest
         on Active MMDA's as of the Closing Date           $____________________

         ACTIVE MMDA CASH                                  $____________________

1.C.     Minus, MMDA Premium
         (2.75% of line 1.A, Total outstanding
         balances of Active MMDA's)                        $____________________

         NET ACTIVE MMDA CASH TO PURCHASER                 $____________________

2.A.     Total outstanding balances of Non-Equity CD's     $____________________

2.B.     Plus, accrued but unpaid interest
         on Non-Equity CD's as of the Closing Date         $____________________

         NON-EQUITY CD CASH                                $____________________

2.C. Plus, Net Discount (Discount minus Adjustment to Discount)

         Discount                $____________________

         Adjustment to Discount  $____________________

         NET DISCOUNT                                      $____________________

         NET NON-EQUITY CD CASH TO PURCHASER               $____________________


3.A.     Total outstanding balance of Equity CD's          $____________________

3.B.     Plus, accrued but unpaid interest
         on Equity CD's as of the Closing Date             $____________________

         EQUITY CD CASH TO PURCHASER                       $____________________

4.A.     Total outstanding balance of Dormant MMDA's       $____________________

4.B.     Plus, accrued but unpaid interest
         on Dormant MMDA's as of the Closing Date          $____________________

         DORMANT MMDA CASH TO PURCHASER                    $____________________

         NET CASH TO PURCHASER RELATED
                TO ALL DEPOSIT ACCOUNTS                    $____________________

         CASH DUE SELLER (resulting from Adjustments
                Post-Closing, if any)                      $____________________

         Seller hereby approves the Closing Statement and acknowledges receipt of the total cash due Seller. Purchaser hereby approves the Closing Statement, acknowledges receipt of the net cash due Purchaser and assumes liability for payment of all taxes and other expenses as provided for in the Purchase and Assumption Agreement between Seller and Purchaser dated as of ____________, 2004 (the "Agreement"). Seller and Purchaser agree to make subsequent adjustments to the extent necessary in accordance with Section 2.3 of the Agreement.

                                THE PRUDENTIAL BANK AND TRUST COMPANY

                                            By:
                                            Name:
                                            Title:

                                THE PRUDENTIAL SAVINGS BANK, F.S.B.

                                            By:
                                            Name:
                                            Title:

                                CITY NATIONAL BANK OF NEW JERSEY

                                            By:
                                            Name:
                                            Title:

                               EXHIBIT 4.9(b)(iii)

                   SCHEDULE OF LITIGATION FOR DEPOSIT ACCOUNTS

On August 12, 2002, PBT and PSB were each served with a Summons and Complaint filed against various Prudential entities. The case was brought in the US District Court for the Southern District of Texas, Houston Division, Case No. H-01-1981. PBT and PSB were alleged to be depositories that receive borrower escrow funds from affiliated companies at low interest costs and then re-lend or otherwise invest the funds for a profit. On March 11, 2003, the US District Court remanded the case to State court. No pleadings have been filed in State court. The case has been dormant since it was remanded to State court, and there is no extant complaint or case number. The complaint was unspecified as to the amount of the claim, but included claims for prejudgment and post-judgment interest, costs of suit, attorney fees, exemplary damages, and other relief.

                               EXHIBIT 4.9(b)(iv)

                         PRUDENTIAL BANK IRA AGREEMENTS

Articles I through VII of PBT's and PSB's the Individual Retirement Account Custodial/Account Agreements (the "Prudential Bank IRA Agreements") follow the model custodial account agreement that was approved by the Internal Revenue Service and published in Form 5305-A (as revised October 1992), with the exception that in Article IV of the Prudential Bank IRA Agreements there is an incorrect reference to age "59 -1/2" instead of age "70 -1/2."

Pursuant to Section 4 of Rev. Proc. 2002-10, an updated model IRA should have been used to establish new IRA's after October 1, 2002. One new IRA account was opened by PSB after October 1, 2002, using the Prudential Bank IRA Agreement referred to in the preceding paragraph, account number 042-590-6525, in the name of Gregory Wycislo.

PBT and PSB will, prior to the Closing Date, amend and restate all the Prudential Bank IRA Agreements, for the IRA's to be transferred to Purchaser under this Agreement, to comply with Articles I through VII of Form 5305-A (as revised March 2002 or any subsequent revision thereof prior to the Closing
Date).

                                  EXHIBIT 6.10

                            CLOSED ACCOUNT SERVICING

1. Closed Account Records. Seller shall deliver to Purchaser, along with the Records delivered under the Agreement, those books, records, files and other documentation in the possession of Seller directly relating to the Closed Accounts, but excluding those records and other items that Seller is unable to deliver due to privacy concerns (collectively, the "Closed Account Records").

2        Account Servicing. The servicing of Closed Accounts ("Servicing") to be performed by Purchaser includes, but is not limited, to the following:


      - Tax Inquiries - In response to tax inquiries of any Person named as an owner of a Closed Account (a "Customer"), Purchaser will contact Seller's Enterprise Discontinued Business Solutions ("EDBS") for copies of any necessary tax information, including tax reports and requests for tax corrections. Seller will provide to Purchaser, prior to Closing, its contact information for Seller and for EDBS.

      - Transaction History - Purchaser agrees to provide Customers with transaction history for Closed Accounts, including without limitation account statements, checks, application documents, and accounts balances, when requested by the Customer. If transaction history is not available in the Closed Account Records delivered to Purchaser at the Closing Date, Purchaser will contact Seller's EDBS to request additional research. Closed Accounts Records will not include certain check copies, application documents and other account documents.

      - Records Retention - For all Deposit Documents, Purchaser agrees to retain all Deposit Documents consistent with Seller's document retention period, which is the minimum of the life of the deposit account plus seven (7) years, or such longer period as required by Applicable Law (the "Retention Period"). "Deposit Documents" include the Closed Account Records and any and all other documents and written communications relating to the Closed Accounts, including, but not limited to, application documents, customer statements, copies of checks, and customer correspondence. Purchaser will allow Seller access to these Deposit Documents upon request with reasonable notice.

      - Records Destruction - In the event that Purchaser desires to destroy any of the Deposit Documents, Purchaser shall provide written notice to the EDBS of such proposed destruction of Deposit Documents, specifying the types and classes of Deposit Documents to be destroyed, at least sixty (60) days prior to the proposed date of destruction of such Deposit Documents. If so requested by Seller, Purchaser will provide the EDBS with copies of such Deposit Documents proposed to be destroyed, at the expense of the EDBS.

      - Client Inquiries - Any Customer inquiries or requests, including those listed above, will be handled as expeditiously as reasonably possible within 30 days but in any event within 45 days of the Customer's request or inquiry. Resolution of Customer inquiries will include: acknowledging receipt of inquiry to the Customer, and researching through account records and providing the appropriate response as determined by the research. If any Person contacts Seller with respect to a claimed deposit account relationship with Seller, and Seller has not provided Purchaser with any Closed Account Records with respect to such Person or claimed account, Purchaser agrees to contact Seller, during the Transition Period, or Seller's EDBS after the Transition Period, using the contact information provided to Purchaser by Seller.

      - Confidentiality - Purchaser must maintain the confidentiality and privacy of all Customer information, which should only be accessed and utilized for resolving Customer inquiries. Purchaser may disclose Confidential Information pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against it; provided, however, that Purchaser shall first notify Seller's EDBS of such request or requirement, unless such notice is prohibited by statute, rule or court order.

      - Third Party Claims - Within 20 days after Purchaser receives notice of any third party claim or the commencement of any action by any third party relating to Closed Accounts, Purchaser will notify Seller's EDBS in writing in reasonable detail of such claim or action and include with such notice copies of all notices and documents (including court papers) served on or received by the Purchaser from such third party.